SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  March 31, 1997
                                                         ----------------


                                 Cover-All Technologies Inc.
            ---------------------------------------------------------------
                (Exact name or registrant as specified in its charter)



                 Delaware                     0-13124            13-2698053
       -------------------------------      -----------      ------------------
       (State or other jurisdiction of      (Commission        (IRS Employer
       incorporation or organization)       File Number)     Identification No.)


              18-01 Pollitt Drive, Fair Lawn, New Jersey             07410
       -------------------------------------------------           ----------
               (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code:   (201) 794-4800
                                                            -------------------

                                      N/A
            -------------------------------------------------------------
            (Former name or former address, if changed since last report.)

           Item 5.   Other Events.
           -------   -------------

                     On March 31, 1997, Cover-All Technologies Inc., a Delaware corporation (the "Company"), announced in a press release the closing of $3 million of permanent financing through the sale of its 12 1/2% Convertible Debentures, due March 31, 2002 (the "Debentures"), to Tandem Capital, Inc., an affiliate of Sirrom Capital Corporation. The Debentures are convertible into shares of common stock, par value $0.01 per share, at $1.25 per share. An aggregate of $750,000 of the proceeds was used to repay the Company's bridge financing announced on March 14, 1997.

                     The Company also announced that Messrs. Alfred J. Moccia, Leonard Gubar and Peter R. Lasusa and Ms. Pamela J. Newman resigned as directors of the Company and that Mr. Ian Meredith was elected as a director.

                     A copy of the press release is attached as an Exhibit to this Form 8-K.

           Item 7.   Financial Statements and Exhibits.
           ------    ---------------------------------

                The following exhibits are filed as a part of this report.

                (c)  Exhibits:

                99.1 Press Release of Cover-All Technologies Inc., dated March 31, 1997.

                                      SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             COVER-ALL TECHNOLOGIES INC.



           Dated:  April 14, 1997             By: /s/ Brian Magowan
                                                 ----------------------------
                                                 Name:   Brian Magowan
                                                 Title:    Chairman of the
                                                           Board and Chief
                                                           Executive Officer
                                       -3-

                                    EXHIBIT INDEX

           Exhibit   Description
           -------   -----------

           99.1 Press Release of Cover-All Technologies Inc., dated March 31, 1997.